Pricing Supplement No. 27 Dated October 13, 1999      Filed Pursuant to: Rule 424(b)(3)
(To Prospectus dated April 1, 1999 and                File No.: 333-72791
Prospectus Supplement dated April 1, 1999)

                             BANK ONE CORPORATION
                          MEDIUM-TERM NOTES, SERIES B

Date of Issue:  October 15, 1999 [ ] Fixed Rate    [ ] Commercial Paper Rate Note  [ ] LIBOR Reuters
                                 [X] Senior        [ ] Federal Funds Rate Note     [X] LIBOR Telerate
Maturity Date:  April 17, 2001   [ ] Subordinated  [ ] CD Rate Note                [ ] Prime Rate Note
                                                   [ ] CMT Rate Note               [ ] Treasury Rate Note
                                                   [ ] LIBOR Note                  [ ] Other

CUSIP: 06422NLN4

Principal Amount: $75,000,000.00

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: Not Available

Interest Payment Dates: 15th Day of January, April, July, October

Interest Reset Dates: 15th Day of January, April, July, October

Index Maturity: 90 Days

Designated CMT Maturity Index:

Designated CMT Telerate Page:

Spread: + 12.5 Basis Points

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: October 15, 1999 to January 18, 2000 and quarterly thereafter, up to but excluding the interest payment date

Interest Rate Reset Period: October 15, 1999 to January 18, 2000 and quarterly thereafter, up to but excluding the interest payment date

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): Bank One, NA

Additional Terms:

This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.